Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:
(1)Form S-8, No. 333-201798

(2)Form S-3, No. 333-256864

of our reports dated February 23, 2023, with respect to the consolidated financial statements of Shake Shack Inc. and the effectiveness of internal control over financial reporting of Shake Shack Inc. included in this Annual Report (Form 10-K) of Shake Shack Inc. for the year ended December 28, 2022.

/s/ Ernst & Young LLP
New York, New York
February 23, 2023